UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 17, 2023

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 18, 2023, Kaman Corporation (the “Company”) announced the next phase in its portfolio reshaping and cost reduction efforts designed to focus resources on the highest growth opportunities, improve financial performance and position the Company to deliver sustainable shareholder value creation.

The most recent actions, pursuant to a plan of restructuring approved by management on January 17, 2023, include the following: (i) discontinuing the manufacture and production of the K-MAX® and the K-MAX TITAN; (ii) streamlining the Company’s facilities and functions by reducing headcount, eliminating non-value added activities and waste in its processes; and (iii) right-sizing the Company’s total cost structure to better align with the size of the Company. These actions, in combination with the previously announced JPF program consolidation and related closure of the Company’s Orlando facility, are expected to generate approximately $25 million of annualized run-rate cost savings and are intended to allow the Company to focus on driving meaningful growth in its core businesses and improve earnings over time.

In connection with these and the previously announced restructuring actions, the Company currently expects to incur approximately $10 to $12 million in total pre-tax restructuring charges, consisting of approximately $9 to $10 million of future cash expenditures relating to various headcount reduction and personnel initiatives, approximately $1 to $2 million of future cash expenditures relating to facility closing costs, and approximately $54 million of noncash charges relating to the write down of existing aircraft, contract costs, excess spare parts and equipment inventories. Of these amounts, approximately $61 million is expected to be recorded in the fourth quarter of 2022, with the remainder expected throughout 2023 and 2024.

The charges the Company currently expects to incur in connection with these restructuring activities are subject to a number of assumptions and risks, and actual results may differ materially. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or in connection with, these restructuring activities.

Cautionary Statement Regarding Forward Looking Statements

This report includes “forward looking statements” within the meaning of the federal securities laws relating to the restructurings described above, which can be identified by the use of words such as “will,” “expect,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” “project,” “opportunity,” “will be,” “will continue,” “will likely result,” and other words of similar meaning. These forward-looking statements include statements relating to the estimated charges and future savings likely to result from the restructurings, the expected timing of the implementation and completion of the restructurings and the costs and charges likely to result therefrom. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others, (i) the effect the restructurings may have on the business relationships and operating results of the Company; (ii) the extent to which the restructurings may disrupt the current plans and operations of the Company; (iii) the inability of the Company to successfully consolidate JPF production in its Middletown, Connecticut, facility and realize the anticipated benefits of that aspect of the restructurings; (iv) the inability of the Company to profitably attract new customers and retain existing customers; (v) the ability to implement the restructurings as planned and achieve the anticipated benefits and savings resulting therefrom; and (vi) future and estimated revenues, earnings, cash flow, charges and expenditures. The foregoing list of factors is not exhaustive. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements are identified in our reports filed with the Securities and Exchange Commission, including our Annual Reports on Form10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements included in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Item 2.06. Material Impairments.

The information included under Item 2.05 of this report is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the cost-reduction and restructuring initiatives described above, the following executive officers will leave the employ of the Company, effective as of January 27, 2023:

•Russell J. Bartlett, Senior Vice President and Chief Operating Officer;
•Shawn G. Lisle, Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Assistant Secretary; and
•Rafael Z. Cohen, Vice President and Chief Information Officer.

The Company has entered into a separation and release agreement with each of the foregoing executives. These agreements generally provide for (i) a severance payment equal to 12 months base salary ($1,000,000 for Mr. Lisle), (ii) 18 months of benefit continuation for Messrs. Bartlett and Cohen, (iii) full vesting of outstanding restricted stock awards, (iv) eligibility to vest in a pro-rata portion of outstanding performance stock units, subject to the attainment of the financial targets set forth therein based on the actual financial performance of the Company and the portion of the performance period elapsed as of the executive’s departure date and (v) for Mr. Lisle, payment of his cash-based long-term incentive payment for the period from January 1, 2020 through December 31, 2022. In exchange for the termination payments and benefits described above, each executive has agreed to a number of restrictive covenants and is required to execute a release of claims in favor of the Company.

Copies of the foregoing separation and release agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The foregoing description of the separation agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are hereby incorporated herein by reference.

In connection with the departures discussed above, (i) Ian K. Walsh, Chairman, President and Chief Executive Officer of the Company, will temporarily assume managerial responsibility for the Structures Segment; (ii) Carroll K. Lane, Senior Vice President and Segment Lead for the Precision Products Segment, will assume the additional managerial responsibility for the Engineered Products Segment; (iii) Richard S. Smith, Jr., Vice President, Deputy General Counsel and Secretary, will become Senior Vice President and General Counsel of the Company; and (iv) Roy Dilig, Director of Information Technology for the Company’s Bal Seal Engineering subsidiary, will become Vice President – Information Technology of the Company.

Item 7.01. Regulation FD Disclosure.

On January 18, 2023, the Company issued a press release discussing the restructurings described in Item 2.05 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit	Description
10.1	Separation and Release Agreement, dated January 17, 2023, by and between the Company and Russell J. Bartlett.
10.2	Separation and Release Agreement, dated January 17, 2023, by and between the Company and Shawn G. Lisle.
10.3	Separation and Release Agreement, dated January 17, 2023, by and between the Company and Rafael Z. Cohen.
99.1	Press Release, dated January 18, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ James G. Coogan
James G. Coogan
Senior Vice President and Chief Financial Officer

Date: January 18, 2023